                                                                    Exhibit 3.21


                      CERTIFICATE OF LIMITED PARTNERSHIP

                                      OF

                           INTERNATIONAL FUELS, L.P.


          This Certificate of Limited Partnership of International Fuels, L.P. (the "Partnership") is being executed and filed by the undersigned General Partner (the "General Partner") to form a limited partnership under the Texas Revised Limited Partnership Act (the "Act").

          1.  The name of the limited partnership is International Fuels, L.P.

          2. The address of the registered office of the Partnership is 350 North St. Paul Street, Dallas, Texas 75201, and the name and address of the registered agent for service of process on the Partnership required to be maintained by Section 1.06 of the Act are CT Corporation System, 350 North St. Paul Street, Dallas, Texas 75201.

          3. The address of the principal office in the United States where records are required to be kept or made available under Section 1.07 of the Act is 3040 Post Oak Boulevard, Houston, Texas 77056.

          4. The name of the General Partner is Eurofuels LLC, and the mailing address of its business is 3040 Post Oak Boulevard, Houston, Texas 77056.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the 15th day of August, 2000.


                                     GENERAL PARTNER:

                                      EUROFUELS LLC,
                                      a Delaware limited liability company,



                                      By     /s/ J. Nathan  Hubbard
                                            ------------------------------------
                                      Name:      J. Nathan  Hubbard
                                            ------------------------------------
                                      Title:     Vice President and Manager
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